Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Equity Bancshares, Inc. of our report dated March 23, 2016 on the consolidated financial statements of Community First Bancshares, Inc. for the years ended December 31, 2015 and 2014 and to the reference to us under the heading “Experts” in the proxy statement/prospectus, which is part of this Registration Statement.

/s/ Erwin & Company
Erwin & Company Little Rock, Arkansas February 8, 2018